As Amended
                                                                        10/20/94
                                                                        10/19/00
                                                                        12/11/03
                                                                        12/09/04

                         THE BLACK & DECKER CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1.   Eligibility.
     -----------

     Each member of the Board of Directors of The Black & Decker Corporation (the "Corporation") who is not an employee of the Corporation or any of the Corporation's subsidiaries, is eligible to participate in this Deferred Compensation Plan for Non-Employee Directors (the "Plan").

2.   Administration of Plan.
     ----------------------

     The Plan will be administered by a committee of three persons (the "Committee") consisting of the persons who from time to time shall be: (a) the Chief Executive Officer of the Corporation, (b) the Chief Financial Officer of the Corporation, and (c) the Secretary of the Corporation. The Committee shall have full power to interpret and administer the Plan, and the Committee's interpretations and actions shall be binding and conclusive on all persons for all purposes. The Committee shall act by vote or written consent of a majority of its members. Neither the Committee nor any person acting on its behalf shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith.

3.   Participation.
     -------------

     a. An eligible director may elect to defer all or any part of the compensation which would otherwise have been payable currently for services as a member of the Board of Directors (including fees payable for services as a member of a committee of the Board). An election must be executed and filed with the Committee by the end of the calendar year preceding the calendar year the compensation will be earned. A new director may elect to participate in the Plan by executing and filing an election with the Committee prior to the commencement of the director's term of office.

     b. An election shall be in writing substantially in the form attached as Exhibit A.

     c. An election to participate in the Plan shall be effective from the date of the election and for all subsequent years until the calendar year following the year in which the participant files a revised election or a notice of termination.

     d. A participant may terminate participation in the Plan by executing and filing with the Committee a notice of termination. Any such termination shall be effective at the end of the calendar year in which the notice is given. In the event of termination, the amount already deferred under the Plan and interest or other earnings thereon shall be paid to the participant only as indicated in Section 6, Distribution from Plan. A director who has filed a termination of election may thereafter file an election to participate in the Plan for any calendar year commencing after filing the election.

     e. A participant may change an existing election as to the manner of distribution by filing with the Committee an election form choosing any manner of distribution authorized by the Plan at the time the new election form is filed. The new election form must be filed (1) prior to the termination of the director's service as a director and (2) at least twelve months prior to the date that the first distribution under both the existing election and under the new election would be made. The new election must extend the deferral period for at least five calendar

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         years from the date of initial payment under the existing election. The new election will take effect 12 months after the date it is filed.

4.   Deferred Cash Compensation Account.
     ----------------------------------

     A general ledger account, hereinafter referred to as the "Deferred Compensation Account" shall be established for the purpose of reflecting deferred compensation. All deferred compensation otherwise payable to the participant for the calendar year to which the election applies shall be credited to the Account, together with interest compounded semi-annually on January 1 and July 1 at a rate equal to the higher of the yield on the Income Fund of The Black & Decker Corporation Retirement Savings Plan or the T. Rowe Price Equity Index Fund during the period then ended. Alternatively, the participant may direct that cash compensation deferred hereunder be deemed invested in common stock of the Corporation, in which case, the participant's Account will be initially credited with the number of shares of common stock of the Corporation required under subsection B.7.b of the Corporate Governance Policies and Procedures Statement and subsequently adjusted for increases and decreases in the value of, and for dividends paid on, the common stock of the Corporation. Title to and beneficial ownership of the Account shall remain in the Corporation. The obligation to pay shall be a general unsecured obligation of the Corporation, and the participating director and his designated beneficiaries shall not have any property interest whatsoever in any specific assets of the Corporation. The Corporation may, however, establish a "Rabbi Trust" for individual participants or all participants as a group.

5.   Deferred Stock Compensation Account.
     -----------------------------------

     A stock account, hereinafter referred to as the "Deferred Stock Compensation Account" shall be established for the purpose of reflecting deferred stock compensation deferred pursuant to Section 8 of The Black & Decker Non-Employee Directors Stock Plan (the "Stock Plan"). The provisions of this Plan shall apply to deferrals under the Stock Plan except that in the event of conflict between the Plan and the Stock Plan, the provisions of the Stock Plan shall control.

6.   Distribution from Plan.
     ----------------------

     a. All compensation deferred under the Plan, plus accumulated interest or other investment adjustments, shall be distributed in a lump sum or in approximately equal annual installments not exceeding ten, as specified by the participant at the time of making the election or in an amendment complying with the provisions of Section 3.e above. The first installment, or the lump sum distribution, shall be paid on the fifteenth day of the calendar year or the fifteenth day of the seventh month of the calendar year (as specified by the participant at the time of making the election or in an amendment complying with the provisions of Section 3.e, above) immediately following the year in which the participant ceases to be a director of the Corporation. Subsequent installments shall be paid on the anniversary of the first installment in each succeeding calendar year until all amounts in the participant's Deferred Compensation Account have been paid. Distributions of a participant's Deferred Compensation Account shall be made in cash except to the extent that the participant has directed the Account be deferred as common stock of the Corporation, in which case distribution shall be made in shares of common stock of the Corporation under the Stock Plan. Distributions of a participant's Deferred Stock Compensation Account shall be made in common stock of the Corporation under the Stock Plan.

     b. Notwithstanding the above, if a participant incurs a severe financial hardship, the Committee administering the Plan may, in its sole discretion, revise the payment schedule to the extent reasonably necessary to eliminate the severe financial hardship. The severe financial hardship must have been caused by an accident or illness of the director, the director's spouse or dependent (as defined in Code
         Section 152(a)) of the director, by loss of the director's property due to casualty, or by another similar extraordinary and unforeseeable event beyond the control of the participant. In the event a participant ceases to be a director of the Corporation and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Corporation or any of its subsidiaries, or becomes employed by any governmental agency having jurisdiction over the activities of the Corporation or any of its subsidiaries, the Committee, at its sole discretion, may pay to the participant the

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         entire balance of the participant's  Deferred  Compensation Account. In
         the  event  a  participant   dies  before  all  deferred   amounts  are
         distributed,  the  remaining  balance  of  the  participant's  Deferred
         Compensation Account shall be paid on the first day of the calendar year following the year of death, to the beneficiaries most recently designated by the director in writing. If no beneficiaries are designated or being designated, fail to survive the participant, payment shall be made to the estate of the participant.

7.   Rabbi Trust.
     -----------

     The Corporation may establish a "Rabbi Trust" for individual participants or all participants as a group. With the consent of a participant, the Trustee of a "Rabbi Trust" established for that participant may be directed to invest the participant's deferred cash compensation in common stock of the Corporation, and if that is done, (1) neither the Corporation nor the trustee shall have any liability for any decrease in the value of the stock held in the trust and (2) the timing of any distribution from the trust shall be in accordance with the election made under Section 6 of the Plan.

8.   Rights.
     ------

     The right of a participant in the Plan to any deferred compensation or interest thereon shall not be subject to assignment, anticipation, alienation, transfer, pledge, or encumbrance except by laws of descent and distribution.

9.   No Trusts.
     ---------

     Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall be construed to create a trust of any kind or an escrow arrangement of any form.

10.  Copies of Plan.
     --------------

     Copies of the Plan and any and all amendments thereto shall be made available to all members of the Board of Directors during normal business hours at the office of the Secretary of the Corporation.

11.  Compliance.
     ----------

     It is intended that this Plan comply with Section 409A of the Internal Revenue Code and shall be interpreted accordingly. Any provision of this Plan not in conformance with Section 409A shall be treated as void as of January 1, 2005.

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                                                                       Exhibit A
                                                                       ---------

                         THE BLACK & DECKER CORPORATION
                         Election to Defer Compensation
                                      under
              Deferred Compensation Plan for Non-Employee Directors
                      And Non-Employee Directors Stock Plan

I  acknowledge   receiving  a  copy  of  the  Deferred   Compensation  Plan  for
Non-Employee Directors and the Non-Employee Directors Stock Plan.

Pursuant to the terms of the Plans, I elect to defer receiving the following:

                ____ % of cash retainers to be deferred as __ cash or __ stock

                ____ % of stock retainers

My election will continue in effect until the first day of the calendar year following the year in which I file written notice of termination or of amendment of this election with the Secretary of the Corporation.

I also elect that all amounts deferred under the Plans (including amounts previously deferred), together with accumulated interest or other investment adjustments thereon, shall be distributed to me in ___ (specify number, not exceeding ten) approximately equal annual installment(s) commencing on:

                ____ the fifteenth day; or

                ____ the fifteenth day of the seventh month

of the calendar year immediately following the calendar year in which I cease to be a director of the Corporation, and subsequent installments shall be paid on the anniversary of the first installment in each succeeding calendar year until the entire amount credited to my account shall have been paid.

If I die prior to distribution of the entire amount, I direct that the remaining amount be paid to:


       ------------------------------      ------------------------------
       (name)                              (relationship)

       ------------------------------------------------------------------
       (street address)

       ------------------------------------------------------------------
       (city, state, zip code)

I understand that my ability to elect to defer these payments and specify their date of distribution under this Plan is conditioned on compliance with the Internal Revenue Code, as amended by the American Jobs Creation Act of 2004. If it is determined that either the Plan or this election is not in compliance with the Internal Revenue Code or IRS Regulations, I understand that this election may be cancelled and the deferred amounts returned to me as taxable income.



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(dated)                               (signature)

                                      ------------------------------
                                      (printed name)

================================================================================
FOR CORPORATION'S USE
---------------------


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Date Received                              Corporate Secretary

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